                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933



                            KIEWIT MATERIALS COMPANY
             (Exact name of registrant as specified in its charter)

                 DELAWARE                                         47-0819021
(State of incorporation or organization)            (I.R.S. Employer Identification No.)

      KIEWIT PLAZA, OMAHA, NEBRASKA                                68131
(Address of principal executive offices)                         (Zip Code)

                            KIEWIT MATERIALS COMPANY
                             EMPLOYEE OWNERSHIP PLAN
                            (Full title of the Plan)

                              Mark E. Belmont, Esq.
                  Vice President, General Counsel and Secretary
                            Kiewit Materials Company
                                  Kiewit Plaza
                              Omaha, Nebraska 68131
                                 (402) 536-3661
 (Name address and telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

                                                      PROPOSED MAXIMUM     PROPOSED MAXIMUM
                                                       OFFERING PRICE     AGGREGATE OFFERING
 TITLE OF SECURITIES TO BE        AMOUNT TO BE          PER SECURITY             PRICE                AMOUNT OF
         REGISTERED                REGISTERED                                                     REGISTRATION FEE
Common Stock, par value       1,228,572 shares (1)         $7.14              $1,428,000 (2)         $  377 (3)
$0.01 per share

Series 2000D Convertible           $7,344,000                __               $7,344,000 (4)         $1,939 (5)
Debentures, due
November 30, 2010

(1) Includes (a) an estimated 200,000 shares of Common Stock to be sold to employees of the Company pursuant to this registration statement on Form S-8, (b) 1,028,572 shares of Common Stock issuable upon conversion of Series 2000D Convertible Debentures, and (c) such presently indeterminate number of shares as may be issued as a result of anti-dilution adjustments in accordance with the terms of the Series 2000D Convertible Debentures.

(2) Estimated pursuant to Rule 457 based on the proposed maximum offering price per security for the estimated 200,000 shares of Common Stock to be sold to employees of the Company pursuant to this registration statement on Form S-8.

(3) The registration fee payable in respect of the shares of Common Stock issuable upon conversion of the Series 2000D Convertible Debentures is included with the registration fee for such debentures.

(4)      Estimated pursuant to Rule 457.

(5) Such registration fee includes the fee payable in respect of the shares of Common Stock issuable upon conversion of the Series 2000D Convertible Debentures.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The document(s) containing the information required by Item 1 of this Form S-8 and the statement of availability of information of Kiewit Materials Company (the "Company" or the "Registrant"), and other information required by
Item 2 of this Form S-8 will be sent or given to employees as specified by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. The Company shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Company shall furnish to the Commission or its staff a copy of any or all of the documents included in such file.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following documents filed with the Commission by the Company are incorporated by reference in this Registration Statement:

         (a) The Company's Registration Statement on Form 10 (File No. 000-29619) filed with the Commission on September 15, 2000.

         (b) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000 filed with the Commission on September 22, 2000.

         In addition, all documents filed hereafter by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

COMMON STOCK

         The description of securities registered pursuant to this Registration Statement is incorporated by reference. See Item 3(a) above.

DEBENTURES

         The 7.81% Series 2000D Convertible Debentures ("2000D Debentures") will be issued in fully registered form under an Indenture, dated as of September 14, 2000 (the "Indenture"). The trustee under the Indenture is UMB Bank National Association (the "Trustee"). The Indenture does not limit the aggregate principal amount of debentures which may be issued and provides that debentures may be issued from time to time in one or more series. The aggregate principal amount of the 2000D Debentures is limited to $7,344,000.

         The 2000D Debentures will be issued on December 1, 2000, and will bear interest payable annually on December 1 of each year and on the maturity date at the rate of 7.81% per annum. The 2000D Debentures mature on November 30, 2010. If the 2000D Debentures are converted into the Company's Common Stock during the applicable one-month conversion period (see "Conversion Rights" below), interest ceases to accrue on June 30, 2005. If the 2000D Debentures are converted into Common Stock during one of the special conversion periods (see "Conversion Rights" below), interest ceases to accrue on the date of conversion. The 2000D Debentures will be unsecured obligations of the Company, and the holders thereof will rank equally with other unsecured creditors of the Company in bankruptcy, including the holders of any other series of debentures. The 2000D Debentures will be issued only in registered form, without coupons, in denominations of $1,000 or any integral multiple thereof. The purchaser will be required to pay a premium of $25 for each $1,000 in principal amount of the 2000D Debentures purchased.

         The Company currently has outstanding Convertible Debentures of the 2000A Series in the aggregate principal amount of $160,000, Convertible Debentures of the 2000B Series in the aggregate principal amount of $175,000 and Convertible Debentures of the 2000C Series in the aggregate principal amount of $335,000. These debentures were also issued under the Indenture, which is "qualified" under the Trust Indenture Act of 1939.

         The terms of the 2000D Debentures include those stated under the Indenture and those made part of the Indenture by reference to the Trust Indenture Act as in effect on the date of the Indenture. Holders of the 2000D Debentures are referred to the Trust Indenture Act of 1939 and the Indenture, the form of which is incorporated by reference into this Registration Statement, for a complete statement of those terms. The following is a summary of those terms and the terms of the repurchase agreements to be executed by the holders of the 2000D Debentures.

Conversion Rights

         Debentureholders may convert 2000D Debentures into the Company's Common Stock from November 1, 2005 through November 30, 2005. Prior to that one-month conversion period, the 2000D Debentures will also be convertible:

         - for the 30-day period immediately following the holder's death;

         - for the 30-day period immediately following a change of control of the Company;

         - during the 30-day period immediately prior to redemption of the entire series of 2000D Debentures of which the holder's debentures are a part; or

         - during the 30-day period prior to an initial registered public offering of the Common Stock or upon a determination by the Company's Board of Directors that the Common Stock is publicly traded.

         No other conversion period is provided for, and if the holder does not convert to Common Stock on or prior to November 30, 2005, the conversion right is lost. The entire principal amount (no partial conversions are permitted) of a 2000D Debenture is convertible into whole shares of stock at a conversion price of $7.14 (less the amount of any dividend declared during 2000 after the date of this Registration Statement and prior to the date of issuance of the 2000D Debentures) per share, the formula price of the Common Stock (as determined pursuant to the Company's Restated Certificate of Incorporation) as of the date of issuance of the 2000D Debentures. A cash payment by the debentureholder, determined with reference to the formula price of the Common Stock on the date of conversion, is required where necessary to avoid the issuance of fractional shares. The conversion rights will be adjusted to reflect stock splits, stock dividends, stock reclassifications, certain issuances of securities or certain corporate reorganizations between the date of purchase of the 2000D Debentures and the date of conversion.

Ownership and Transfer Restrictions

         2000D Debentures are being offered by the Company to employees whom the Board of Directors and management determine have contributed significantly to the growth and performance of the Company. Sales of the 2000D Debentures are conditioned upon the execution of a repurchase agreement under which the purchaser is generally restricted from transferring the debentures except to the Company. The repurchase agreement also requires the debentureholder to sell the any debentures of the Company back to the Company upon the termination of the debentureholder's employment with the Company, other than as a result of the death of the holder. Under the repurchase agreement, if a debentureholder dies prior to the expiration of the applicable one-month conversion period described above and the debentureholder's representative or estate fails to convert the debentureholder's debentures prior to the earlier of: (1) the 30-day period following the debentureholder's death, or (2) the expiration of the applicable one-month conversion period, the debentureholder's representative or estate must sell the debentureholder's debentures back to the Company. If a debentureholder dies on or after the expiration of the applicable one-month conversion period, the debentureholder's representative or estate must sell the debentureholder's debentures back to the Company. In any of the above-described circumstances, the Company will buy back the debentures at a price equal to the principal amount of the debentures, together with accrued interest from the last interest payment date to the date of such purchase at the stated rate. No payment will be made by the Company with respect to the original bond premium. In the event the Company is offered some, but not all, of a debentureholder's debentures, the Company may purchase all of that holder's debentures.

Redemption

         Upon not less than ten (10) days' written notice, the Company may, at its option, redeem all (but not less than all) of the debentures of any given series at the principal amount thereof, together with accrued interest from the last interest payment date to the date fixed for redemption at the stated rate. No payment is made by the Company with respect to the original bond premium. The Company may not redeem debentures of any series during the one-month conversion period applicable to that series.

         If the date fixed for redemption is prior to the applicable one-month conversion period for the series of debentures to be redeemed, such debentures are convertible during the 30-day period prior to the date fixed for redemption.

Modification of Indenture

         The Indenture permits modification or amendment thereof with the consent of the holders of not less than two-thirds in principal amount of each series of debentures, but no modification of the terms of payment, conversion rights, or the percentage required for modification will be effective against any debenture holder without his consent.

Events of Default and Withholding of Notice Thereof to Debenture Holders

         The Indenture provides for the following Events of Default with respect to each series of the debentures: (i) failure to pay interest upon any of the debentures of such series when due, continuing for a period of sixty (60) days and (ii) failure to pay principal of the debentures of such series when due, continuing for a period of sixty (60) days.

         The Trustee, within ninety (90) days after the occurrence of a default with respect to a particular series of debentures, is to give the holders of debentures of such series notice of all defaults known to the Trustee, unless cured prior to the giving of such notice, provided that, except in the case of default in the payment of principal or interest on any of the debentures of such series, the Trustee may withhold such notice if and so long as it in good faith determines that the withholding of such notice is in the interest of the holders of debentures of such series.

         Upon the happening and during the continuance of a default with respect to a particular series of debentures, the Trustee may declare the principal of all the debentures of such series and the interest accrued thereon due and payable, but if the default is cured, the holders of a majority of such debentures may waive all defaults and rescind such declaration. Subject to the provisions of the Indenture relating to the duties of the Trustee in case any such default shall have occurred and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers at the request, order or direction of any of the debenture holders unless they shall have offered to the Trustee reasonable security or indemnity. A majority of the holders of outstanding debentures of such series will have the right to direct the time, method, and place of conducting any proceeding for exercising any remedy available to the Trustee with respect to the debentures of such series.

The Trustee

         The Indenture contains limitations on the right of the Trustee, as a creditor of the Company under other instruments, to obtain payment of claims in specified cases, or to realize on certain property received in respect of any such claim as security or otherwise.

Authentication and Delivery

         The debentures may be authenticated and delivered upon the written order of the Company without any further corporate action.

Satisfaction and Discharge of Indenture

         The Indenture may be discharged upon payment or redemption of all of the debentures or upon deposit with the Trustee of funds sufficient therefor.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The legality of the securities registered pursuant to this Registration Statement has been passed upon for the Company by Mark E. Belmont. Mr. Belmont, General Counsel, is an employee of the Company. Mr. Belmont owns shares of Common Stock, and will be offered the opportunity to purchase securities in this offering.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. A corporation may, in advance of the final disposition of any civil, criminal, administrative or investigative action, suit or proceeding, pay the expenses (including attorneys' fees) incurred by an officer, director, employee or agent in defending such action, provided that the director or officer undertakes to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. A corporation may indemnify such person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

         A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudicated to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys' fees) which he or she actually and reasonably incurred in connection therewith. The indemnification provided is not deemed to be exclusive of any other rights to which an officer or director may be entitled under any corporation's by-law, agreement, vote or otherwise.

         In accordance with Section 145 of the DGCL, Article X of the Company's Restated Certificate of Incorporation ("Certificate") and Article VIII of the Company's Amended and Restated By-Laws ("By-Laws") provide that the Company shall indemnify each person who is or was a director, officer or employee of the Company (including the heirs, executors, administrators or estate of such person) or is or was serving at the request of the Company as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted under subsections 145(a), (b) and (c) of the DGCL or any successor statute. The indemnification provided by the Certificate and the By-Laws shall not be deemed exclusive of any other rights to which any of those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         Section 145 of the DGCL also empowers a Delaware corporation to purchase and maintain insurance on behalf of its officers and directors against any liability asserted against them incurred while acting in such capacities or arising out of their status as such. The Company does maintain such insurance.

         Article Eleventh of the Certificate provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         No restricted securities are to be reoffered or resold pursuant to this Registration Statement.

ITEM 8. EXHIBITS.

         Exhibits filed as a part of this Registration Statement are listed below. Exhibits incorporated by reference are indicated in parentheses.

     EXHIBIT NUMBER                                               DESCRIPTION
     --------------                                               -----------
           4.1             Restated Certificate of Incorporation of Kiewit Materials Company (Exhibit 3.1 to
                           Amendment No. 5 to Kiewit Materials Company's Registration Statement on Form 10, filed with the Securities and Exchange Commission on September 15, 2000).

           4.2             Amended and Restated By-laws of Kiewit Materials Company (Exhibit 3.2 to Amendment No. 5
                           to Kiewit Materials Company's Registration Statement on Form 10, filed with the
                           Securities and Exchange Commission on September 15, 2000).

           4.3             Indenture, dated as of September 14, 2000, by and between Kiewit Materials Company and
                           UMB Bank, N.A., as Trustee (Exhibit 4.1 to Kiewit Materials Company's Quarterly Report on
                           Form 10-Q for the quarter ended June 30, 2000, filed with the Securities and Exchange
                           Commission on September 22, 2000).

           4.4             Form of 2000D Debenture.

           4.5             Form of Repurchase Agreement for Convertible Debentures (Exhibit 4.15 to Amendment No. 4
                           to the Kiewit Materials Company and Peter Kiewit Sons', Inc.'s Joint Registration
                           Statement on Form S-4, filed with the Securities and Exchange Commission on August 8, 2000).

           5.1             Opinion of Mark E. Belmont, Esq., with respect to legality of securities being registered.

          23.1             Consent of PricewaterhouseCoopers LLP.

          23.2             Consent of Consent of Arthur Andersen LLP.

          23.3             Consent of Perkins & Company, P.C.

          23.4             Consent of Counsel (included in Exhibit 5.1).

          99.1             Form T-1 Statement of Eligibility of Trustee (Exhibit 25.2 to Amendment No. 3 to Kiewit
                           Materials Company and Peter Kiewit Sons', Inc.'s Joint Registration Statement on Form
                           S-4, filed with the Securities and Exchange Commission on July 28, 2000).

ITEM 9. UNDERTAKINGS.

         (a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         (d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska on October 17, 2000.

                                         KIEWIT MATERIALS COMPANY



                                         By: /s/Christopher J. Murphy
                                             -----------------------------------
                                             Christopher J. Murphy
                                             President and Chief Executive
                                             Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Name                                                   Title                                  Date
----                                                   -----                                  ----
/s/ Christopher J. Murphy               President, Chief Executive Officer               October 17, 2000
 ----------------------------           and Director
Christopher J. Murphy

/s/ Donald E. Bowman                    Vice President and Chief                         October 17, 2000
 ----------------------------           Financial Officer
Donald E. Bowman

/s/ Todd A. Freyer                      Controller                                       October 17, 2000
 ----------------------------
Todd A. Freyer

/s/ Richard W. Colf                     Director                                         October 17, 2000
 ----------------------------
Richard W. Colf

/s/ Bruce E. Grewcock                   Director                                         October 17, 2000
 ----------------------------
Bruce E. Grewcock

/s/ William L. Grewcock                 Director                                         October 17, 2000
 ----------------------------
William L. Grewcock

/s/ Richard Geary                       Director                                         October 17, 2000
----------------------------
Richard Geary

/s/ James Goodwin                       Director                                         October 17, 2000
 ----------------------------
James Goodwin

Name                                                   Title                                  Date
----                                                   -----                                  ----
/s/ Walter Scott, Jr.                   Director                                         October 17, 2000
 ----------------------------
Walter Scott, Jr.

/s/ Kenneth E. Stinson                 Chairman of the Board of Directors                October 17, 2000
 ----------------------------
Kenneth E. Stinson

                            KIEWIT MATERIALS COMPANY
                                INDEX TO EXHIBITS

     EXHIBIT NUMBER                      DESCRIPTION
     --------------                      -----------
           4.1             Restated Certificate of Incorporation of Kiewit
                           Materials Company (Exhibit 3.1 to Amendment No. 5 to
                           Kiewit Materials Company's Registration Statement on
                           Form 10, filed with the Securities and Exchange
                           Commission on September 15, 2000).

           4.2             Amended and Restated By-laws of Kiewit Materials
                           Company (Exhibit 3.2 to Amendment No. 5 to Kiewit
                           Materials Company's Registration Statement on Form
                           10, filed with the Securities and Exchange Commission on September 15, 2000).

           4.3 Indenture, dated as of September 14, 2000, by and between Kiewit Materials Company and UMB Bank, N.A., as Trustee (Exhibit 4.1 to Kiewit Materials Company's
                           Quarterly Report on Form 10-Q for the quarter ended
                           June 30, 2000, filed with the Securities and Exchange
                           Commission on September 22, 2000).

           4.4             Form of 2000D Debenture.

           4.5             Form of Repurchase Agreement for Convertible
                           Debentures (Exhibit 4.15 to Amendment No. 4 to the
                           Kiewit Materials Company and Peter Kiewit Sons',
                           Inc.'s Joint Registration Statement on Form S-4, filed with the Securities and Exchange Commission on August 8, 2000).

           5.1 Opinion of Mark E. Belmont, Esq., with respect to legality of securities being registered.

          23.1             Consent of PricewaterhouseCoopers LLP.

          23.2             Consent of Arthur Andersen LLP.

          23.3             Consent of Perkins & Company, P.C.

          23.4             Consent of Counsel (included in Exhibit 5.1).

          99.1             Form T-1 Statement of Eligibility of Trustee (Exhibit
                           25.2 to Amendment No. 3 to Kiewit Materials Company and Peter Kiewit Sons', Inc.'s Joint Registration
                           Statement on Form S-4, filed with the Securities and Exchange Commission on July 28, 2000).